Exhibit 99.2

NEWS RELEASE

RGC RESOURCES, INC.

Release Date:	November 25, 2008
Contact:	John B. Williamson, III
President, Chairman and CEO
Telephone:	540-777-3810

RGC RESOURCES, INC.

DECLARES QUARTERLY DIVIDEND INCREASE

ROANOKE, Va. (November 25, 2008)—The Board of Directors of RGC Resources, Inc. (NASDAQ: RGCO), at its meeting on November 24, 2008, declared a quarterly dividend of $0.32 per share on the Company’s common stock. The indicated annual dividend is $1.28 per share, a $0.03 per share increase over prior level. The dividend will be paid on February 1, 2009 to shareholders of record on January 17, 2009. This is the Company’s 259th consecutive quarterly cash dividend and the Company’s twelfth dividend increase since 1995.

RGC Resources, Inc. provides energy and related products and services to customers in Virginia through its operating subsidiaries including Roanoke Gas Company, Diversified Energy Company and RGC Ventures of Virginia, Inc.

From time to time, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments,

new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company’s forward-looking statements.